Exhibit 99.1

Contacts:

Paul D. Tobias

Chairman & CEO Mackinac Financial Corporation & Chairman mBank

Birmingham, MI (248) 290–5901

ptobias@bankmbank.com

Kelly W. George

President, Mackinac Financial Corporation & President & CEO, mBank

Manistique, MI (906) 341–7140

kgeorge@bankmbank.com

Jesse Deering

Executive Vice President & CFO, Mackinac Financial Corporation and mBank

Birmingham, MI (248) 290–5906

jdeering@bankmbank.com

FOR IMMEDIATE RELEASE

Mackinac Financial Corporation Announces Pricing of Common Stock Offering

MANISTIQUE, Mich., June 13, 2018 — The Directors of Mackinac Financial Corporation [Nasdaq: MFNC] (Mackinac), the holding company for mBank, today announced the pricing of its underwritten public offering of 1,935,484 shares of its common stock at a price of $15.50 per share, for gross proceeds of $30.0 million.  Net proceeds to Mackinac, after deducting underwriting discounts and commissions, but before deducting estimated offering expenses payable by Mackinac, are expected to be approximately $28.5 million. Mackinac has granted the underwriters an option, exercisable in whole or in part for 30 days, to purchase up to an additional 290,323 shares of its common stock at the public offering price, less the underwriting discount.

Piper Jaffray & Co. is serving as book-running manager for the offering. Hovde Group, LLC is serving as co-manager for the offering.

Mackinac intends to use a portion of the net proceeds of this offering to fund a portion of the consideration payable in the acquisition of Lincoln Community Bank (Merrill, Wisconsin), to pay down certain debt obligations of the company, and to use the remainder for general corporate purposes, including for potential future strategic acquisitions and investments in mBank as regulatory capital.

Mackinac expects to close the offering, subject to customary conditions, on or about June 15, 2018.

Additional Information Regarding the Offering

The shares will be issued pursuant to an effective shelf registration statement (File No. 333-224884) Mackinac filed with the Securities and Exchange Commission (the “SEC”) which was declared effective on May 23, 2018, and only by means of a prospectus supplement and accompanying prospectus.  A preliminary prospectus supplement has been filed with the SEC to which this communication relates. Prospective investors should read the preliminary prospectus supplement, the final prospectus supplement (when available) and the accompanying prospectus and other documents Mackinac has filed with the SEC for more complete information about Mackinac and the offering.  Copies of these documents may be obtained free of charge by visiting the SEC’s website at www.sec.gov, or from Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, by calling toll free (800) 747-3924 or by email to:prospectus@pjc.com.

No Offer or Solicitation

This press release does not constitute an offer to sell, a solicitation of an offer to sell or the solicitation of an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirement of Section 10 of the Securities Act of 1933, as amended.

About Mackinac Financial Corporation & mBank

Mackinac Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956 whose common stock is traded on the NASDAQ stock market as “MFNC”. The principal subsidiary company is mBank. Headquartered in Manistique, MI, mBank has a total of 29 branch locations throughout Michigan and Northern Wisconsin and current assets in excess of $1.3 billion. The company’s banking services include commercial lending, asset-based lending, treasury management products, services geared toward small to mid-sized businesses and a full array of personal and business deposit products, consumer loans, mobile banking, online banking and bill pay.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding Mackinac’s outlook or expectations with respect to the acquisition of Lincoln, the effect of the transaction on certain indebtedness, the use of proceeds and the impact of the transaction on Mackinac’s future performance. Words and phrases such as “will” “intends,” “estimates,” “potential,” “plan,” “approximately,” “allows,” “should,” and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Mackinac undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Risk factors also include, but are not limited to, the risk factors described under “Risk Factors” in Mackinac’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2018. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.